Exhibit 99.1

2818 N. Sullivan Rd. Ste 30
Spokane, WA 99216
www.Kaspien.com

Contact:	Contact:	Contact:
Kaspien Holdings Inc.	Kaspien, Inc	Financial Relations Board
Ed Sapienza	Kunal Chopra	Joseph Calabrese
Chief Financial Officer	Chief Executive Officer	jcalabrese@fbir.com
(509) 202-4261	(425) 281-3566	(212) 827-3772

NEWS RELEASE

KASPIEN HOLDINGS ANNOUNCES SECOND QUARTER RESULTS

Total Revenue increases 23.5% and Gross Merchandise Value increases 46%

Spokane Valley, WA, September 15, 2020—Kaspien Holdings Inc. (Nasdaq: KSPN) today reported financial results for its second quarter ended August 1, 2020.

“The second quarter was a strong quarter for Kaspien. As consumers buy more of their goods online, brands are looking to expand their online operations. Kaspien has spent years building the expertise, strategies, software and services needed to create a prosperous online business, evolving from a third-party retailer to a software and tech-enabled services company. The strength of our second quarter results is a testament to the quality and performance of our offerings.” said Kunal Chopra, Kaspien Holdings Inc.’s Principal Executive Officer.

“We ended the quarter with $62.7 million in platform Gross Merchandise Value (GMV), with nearly one-third of GMV from Kaspien’s subscription business. As we shift to be more multi-marketplace centric, a key milestone was becoming a first adopter of Walmart’s new Walmart Fulfillment Services (WFS). Additionally, our focus on tech enabled services has provided new offerings for brands seeking online growth, such as self-service and managed service solutions for Amazon ad management, US Tax compliance for online sellers, and an unauthorized seller removal service,” added Mr. Chopra.

Second Quarter Overview

•
Total revenue increased 23.5% to $42.3 million compared to $34.3 million in the second quarter of fiscal 2019.  Increased retail sales were supported by strong growth in the Company’s subscriptions and dropship businesses.

•
Gross profit for the quarter increased 43.3% to $4.4 million, or 10.5% of total revenue as compared to $3.1 million, or 9.0% of total revenue for the second quarter of 2019. The increase in Gross profit as a percentage of total revenue was due to improved gross margins on the Amazon US Platform, improved operational efficiencies and the addition of new higher gross margin services.

•
SG&A expenses for the quarter were $4.9 million, a decline of $1.8 million or 26.3% as compared to the second quarter of 2019. The decline in SG&A was due to a decline of $2.0 million in corporate expenses. The decline in corporate expenses was related to the sale of the Company’s fye business in February 2020.

•	Loss from continuing operations was $0.9 million compared to a loss from continuing operations of $3.8 million for the second quarter of fiscal 2019.

•	Net loss was $0.9 million, or $0.49 per share, compared to a net loss of $8.1 million, or $4.48 per share, for the same period last year.

•	Adjusted EBITDA (a non-GAAP measure) was $833,000 compared to a loss of $310,000 for the second quarter of fiscal 2019 (see note 1).

Twenty-six weeks ended August 1, 2020 Overview

•
Total revenue for the twenty-six weeks ended August 1, 2020 increased 6.5% to $73.9 million, compared to $69.4 million for the same period last year driven by increased sales on the Amazon US Platform and growth in the subscriptions business.

•
Gross profit for the twenty-six weeks ended August 1, 2020 increased 31.9% to $7.7 million, or 10.5% of total revenue as compared to $5.9 million, or 8.5% of total revenue for the comparable period of 2019. The increase in Gross profit as a percentage of total revenue was due to improved gross margins on the Amazon US Platform, improved operational efficiencies and the addition of new higher gross margin services.

•	SG&A expenses for twenty-six weeks ended August 1, 2020 were $13.4 million a decline of $0.2 million as compared to the comparable period of 2019.

•	Loss from continuing operations was $5.7 million compared to $7.8 million for the twenty-six weeks ended August 3, 2019.

•	Net loss was $6.3 million, or $3.46 per share, for the twenty-six weeks ended August 1, 2020, compared to a net loss of $15.9 million, or $8.78 per share, for the same period last year.

•	Adjusted EBITDA (a non-GAAP measure) was a $544,000 compared to a loss of $1.4 million for the same period last year (see note 1).

•	Cash, cash equivalents and restricted cash as of August 1, 2020 was $8.6 million, compared to $9.9 million as of August 3, 2019.

•
Borrowings under the credit facility at the end of the second quarter were $2.2 million compared to $12.1 million at the end of the second quarter last year.  As of August 1, 2020, $6.5 million was available for borrowing.

•	Inventory was $20.6 million at the end of second quarter of 2020 as compared to $20.2 million at the end of the second quarter of 2019.

Kaspien Holdings Inc.
Condensed Consolidated Financial Results

STATEMENTS OF OPERATIONS:
(in thousands, except per share data)

	Thirteen Weeks Ended				Twenty-six Weeks Ended
	August 1, 2020	% to Revenue	August 3, 2019	% to Revenue	August 1, 2020	% to Revenue	August 3, 2019	% to Revenue

Net revenue	$42,296		$34,260		$73,885		$69,392

Cost of sales	37,873	89.5%	31,173	91.0%	66,151	89.5%	63,528	91.5%
Gross profit	4,423	10.5%	3,087	9.0%	7,734	10.5%	5,864	8.5%

Selling, general and administrative expenses	4,916	11.6%	6,666	19.5%	13,406	18.1%	13,644	19.7%
Loss from continuing operations	(493)	-1.2%	(3,579)	-10.4%	(5,672)	-7.7%	(7,780)	-11.2%

Interest expense	406	1.0%	172	0.5%	634	0.9%	308	0.4%

Loss from continuing operations before income tax benefit	(899)	-2.1%	(3,751)	-10.9%	(6,306)	-8.5%	(8,088)	-11.7%

Income tax expense	-	0.0%	7	0.0%	-	0.0%	16	0.0%

Loss from continuing operations	(899)	-2.1%	(3,758)	-11.0%	(6,306)	-8.5%	(8,104)	-11.7%

Loss from fye business, net of tax	-	0.0%	(4,370)	-12.8%	-	0.0%	(7,826)	-11.3%

Net loss	$(899)	-2.1%	$(8,128)	-23.7%	$(6,306)	-8.5%	$(15,930)	-23.0%

Basic and diluted loss per common share:

Basic and diluted loss per share	$(0.49)		$(4.48)		$(3.46)		$(8.78)

Weighted average number of common shares outstanding - basic and diluted	1,825		1,816		1,823		1,815

Diluted Income per common share:
SELECTED BALANCE SHEET CAPTIONS:
(in thousands, except store data)					August 1, 2020		August 3, 2019

Cash, cash equivalents, and restricted cash					$8,649		$9,930
Merchandise inventory					20,576		20,185
Fixed assets (net)					2,285		1,898
Accounts payable					9,857		9,285
Borrowings under line of credit					2,151		12,086
Long-term debt					4,401		-

Notes:

1.	Reconciliation of net loss to adjusted EBITDA:

Adjusted EBITDA is defined as net loss, adjusted to exclude: (i) income tax expense; (ii) loss from fye business, net of tax, (iii) interest expense; (iv) Corporate SG&A expenses and (v) depreciation expense. Our method of calculating adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present adjusted EBITDA as a supplemental measure because we believe such measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States, and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP.

	Thirteen Weeks Ended		Twenty-six Weeks Ended
(amounts in thousands)	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019

Net loss	$(899)	$(8,128)	$(6,306)	$(15,930)
Income tax expense	-	7	-	16
Loss from fye business, net of tax	-	4,370	-	7,826
Interest expense	406	172	634	308
Loss from continuing operations	(493)	(3,579)	(5,672)	(7,780)
Corporate SG&A expenses	810	2,833	5,209	5,560
Depreciation expense	516	436	1,007	844
Adjusted EBITDA	$833	$(310)	$544	$(1,376)

Kaspien provides a platform of software and services to empower brands to grow their online distribution channels on digital marketplaces such as Amazon, Walmart, and eBay, among others. The Company helps brands achieve their online retail goals through its innovative and proprietary technology, tailored strategies, and mutually beneficial partnerships. Kaspien is positioning itself to be a brand’s ultimate online growth partner and is guided by seven core principles:

• Partner Obsession • Insights Driven • Simplicity • Innovation	• Results • Ownership • Diversity and Teamwork

 Kaspien, formerly Trans World Entertainment, established itself as a public company in 1986 and is traded on the Nasdaq Capital Market under the symbol “KSPN” formerly “TWMC”.

Certain statements in this release set forth management's intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses.  Actual results may differ materially from those indicated in such statements.  Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.